                                                                     EXHIBIT 1.1





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                                1,700,000 SHARES


                       AMERICAN COIN MERCHANDISING TRUST I
                           (A DELAWARE BUSINESS TRUST)


              ASCENDING RATE CUMULATIVE TRUST PREFERRED SECURITIES
            (LIQUIDATION AMOUNT OF $10 PER TRUST PREFERRED SECURITY)



                             UNDERWRITING AGREEMENT




                               SEPTEMBER __, 1998




                             EVEREN SECURITIES, INC.


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

                                1,700,000 Shares


                       American Coin Merchandising Trust I
                           (a Delaware Business Trust)


              Ascending Rate Cumulative Trust Preferred Securities
            (Liquidation Amount of $10 per Trust Preferred Security)



                             UNDERWRITING AGREEMENT



                               September __, 1998
EVEREN Securities, Inc.
77 West Wacker Drive
Chicago, Illinois 60601-1994


Ladies and Gentlemen:


         American Coin Merchandising, Inc., a Delaware corporation (the "Company"), and its financing subsidiary, American Coin Merchandising Trust I, a Delaware business trust (the "Trust," and together with the Company, the "Offerors"), confirm their agreements with you, as sole underwriter (the "Underwriter") as follows:



         1. The Shares. Subject to the terms and conditions set forth in this agreement (the "Agreement"), the Trust proposes to issue and sell to you, 1,700,000 shares of Ascending Rate Cumulative Trust Preferred Securities having a Liquidation Amount of $10 per share (the "Trust Preferred Securities"), to be issued under the Trust Agreement (as defined below), the terms of which are more fully described in the Prospectus (as defined below). Such 1,700,000 shares of Trust Preferred Securities proposed to be sold by the Trust are hereinafter referred to as the "Firm Shares." The Trust also proposes to grant to you an option to purchase up to 255,000 additional shares of Trust Preferred Securities (the "Additional Shares") solely for the purpose of covering overallotments, if any, if requested by you as provided in Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."



                  The Offerors hereby confirm their agreements with you as follows:



         2. Registration Statement and Prospectus. The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), a registration statement on Form S-3 (File No. 333-60267) including a prospectus, relating to the Shares, the Ascending Rate Junior

Subordinated Deferrable Interest Debentures due 2028 of the Company (the "Debentures"), and the Guarantee pursuant to the Guarantee Agreement (as defined below) for the benefit of the Trust Preferred Securities (the "Guarantee"). To the extent the registration statement has been amended, each such amendment has been prepared and filed with the Commission. The registration statement, as amended, by such filing with the Commission, at the time when it became effective, and any registration statement filed with the Commission pursuant to Rule 462(b) under the Act, at the time when it becomes effective, including all financial schedules and exhibits thereto, all documents incorporated or deemed to be incorporated by reference therein and all of the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act ("Rule 430A"), is hereinafter referred to as the "Registration Statement;" the prospectus supplement, dated the date hereof and containing the public offering price of the Shares, the underwriting discounts and commissions, the plan of distribution of the Shares and such other information as may be required by the Act, the Rules and Regulations promulgated thereunder or as you and the Company deem appropriate (the "Prospectus Supplement"), and the related prospectus dated ______ __, 1998 (the "Base Prospectus"), each in the form first provided to you by the Offerors for use in connection with the offering and sale of the Shares (whether or not required to be filed pursuant to Rule 424(b) under the Act ("Rule 424(b)") and including all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to collectively as the "Prospectus," provided that in the event any revised prospectus supplement shall be provided to you by the Offerors for use in connection with the offering of the Shares that differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to the revised prospectus supplement from and after the time it is first provided to you for such use; and each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "Preliminary Prospectus." Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained," "included," "stated," "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.


         3.       Agreements to Sell and Purchase.


                  (a) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof: (i) the Offerors, jointly and severally, agree that the Trust will issue and sell to you, at a price of $10 per Share (the "Purchase Price"), 1,700,000 newly issued Firm Shares; and (ii) you agree to purchase from the Trust, at the Purchase Price, 1,700,000 Firm Shares.

                  (b) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof: (i) the Offerors, jointly and severally, agree that the Trust will issue and sell to you, at the Purchase Price, up to 255,000 newly issued Additional Shares; and
(ii) you shall have the right to purchase, from time to time as provided in
Section 4(b) below, up to an aggregate of 255,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.



                  (c) The Offerors are advised by you that you propose to make a public offering of your Shares as soon after the Registration Statement and this Agreement become effective as in your judgment is advisable. As compensation to you for your commitments hereunder and in view of the fact that the proceeds of the sale of the Shares (together with the entire proceeds from the sale by the Trust to the Company of the Common Securities (as defined below)) will be used to purchase the Debentures, the Company hereby agrees to pay by wire transfer of same day funds on the Closing Date, directly to you, a commission of $0.40 per Share purchased by you and delivered by the Trust pursuant to this Agreement, or $600,000 in the aggregate, plus an advisory fee of $.010 per Share or $170,000 in the aggregate (the "Underwriting Commission").



                  (d) For a period of 90 days from the date this Agreement becomes effective, the Offerors will not, without your prior written consent , directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise issue any shares of Trust Preferred Securities or Debentures, any securities convertible into or exercisable or exchangeable for Trust Preferred Securities, or any securities substantially similar to the Trust Preferred Securities or Debentures, (2) enter into any swap or other agreement to do any of the foregoing or (3) file any registration statement relating to any of the foregoing on behalf of itself or any other person.



         4. Agreements of the Company as to Delivery and Payment. The Offerors, jointly and severally, agree with you that:



                  (a) Delivery to you of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Firm Shares pursuant to this Agreement as advised to you by the Offerors, at such place as you shall designate.



                  (b) Delivery to you of and payment for any Additional Shares to be purchased by you shall be made at such place as you shall designate, at 10:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date" and collectively, the "Option Closing Dates"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from you to the Offerors of your determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given within 30 days after the date of this Agreement. Any Option Closing Date may be after the expiration of 30 days after the date of this Agreement.

                  (c) Unless otherwise agreed, the Shares to be purchased by you in book-entry form and in authorized denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") shall be delivered by or on behalf of the Offerors through the facilities of DTC for your account against payment of the Purchase Price therefor by wire transfer of same day funds to the Trust, or upon its order, to an account designated by the Trust, with any transfer taxes payable upon initial issuance or the transfer thereof duly paid by the Offerors for your account.



         5. Further Agreements of the Offerors. The Offerors, jointly and severally, also agree with you that, in the case of each Offeror:


                  (a) it will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time; and the Offerors will comply fully and in a timely manner with the applicable provisions of Rule 424(b), Rule 430A and the other rules under the Act;


                  (b) it will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments or correspondence from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the best knowledge of the Offerors, threat of any proceedings for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event or information becoming known during the period referred to in paragraph
         (e) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, not misleading; if at any time the Commission shall issue or institute proceedings (or threaten to institute any such proceedings) to issue any stop order suspending the effectiveness of the Registration

         Statement, or any state securities commission or other regulatory authority shall issue or institute proceedings (or threaten to institute proceedings) to issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Offerors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;


                  (c) it will furnish to you without charge one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request;



                  (d) it will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus of which you shall not previously have been advised and provided a copy a reasonable period of time prior to the filing thereof and to which you and your counsel shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by you in your or your counsel's opinion, and will use its best efforts to cause the same to become effective as promptly as possible;



                  (e) promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by the Act to be delivered in connection with the sales by an underwriter or a dealer (in the opinion of your counsel), it will furnish to you and each dealer without charge as many copies of the Prospectus (and any amendment or supplement of the Prospectus) as you or such dealer may reasonably request for the purposes contemplated by the Act; the Offerors consent to the use of the Prospectus and any amendment or supplement thereto by you or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith;



                  (f) if during the period specified in paragraph (e) any event shall occur or information become known as a result of which in the opinion of your counsel it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with any law, it will forthwith prepare and, subject to paragraph 5(d) above, file with the Commission at the sole expense of the Offerors an appropriate amendment or supplement to the Prospectus so that the statements of any material facts in the Prospectus, as so amended and supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with Act and it will furnish to you and to such dealers as you shall specify, at the sole expense of the Offerors, such number of copies thereof as you or such dealers may reasonably request;

                  (g) without limiting the generality of the foregoing clause
         (f), the Offerors acknowledge and agree that if, prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares, either Offeror incurs any liability or obligation, direct or contingent, or enters into any material transaction, or otherwise takes any action or experiences any change in situation or circumstances which may render the Prospectus (as it then exists) misleading, the Offerors shall (i) promptly notify you in writing of such event, such notice to explain the nature and scope of such event in reasonable detail insofar as possible, and (ii) forthwith prepare and, subject to paragraph 5(d) above, file with the Commission at the sole expense of the Offerors an appropriate amendment to the Registration Statement or supplement to the Prospectus, and (iii) at the sole expense of the Offerors, reproduce and distribute such amendment or supplement to such persons or institutions as you shall request;



                  (h) prior to any public offering of the Shares, it will cooperate with you and your counsel in connection with the filing of notices of the offer and sale of the Shares by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that it shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general consent to service of process in any jurisdiction in which it is not now so subject);



                  (i) except as contemplated by or described in the Prospectus, it will not acquire any Trust Preferred Securities or any capital stock of the Company prior to the earlier of (1) the exercise in full of the option to purchase the Additional Shares and close of the purchase thereof by you or (2) the termination or expiration of such option;



                  (j) the Offerors will make generally available to holders of beneficial interests in the Trust and furnish to you as soon as reasonably practicable a consolidated earning statement covering a period of at least 12 months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, if applicable to holders of beneficial interests in the Trust;



                  (k) whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective as to all of its provisions or is terminated, to pay all costs, fees, expenses and taxes incident to the performance by the Offerors of their obligations hereunder, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each Preliminary Prospectus, the Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above of this Section 5, (ii) the word processing, reproduction and distribution of the Blue Sky Survey and any related memoranda, correspondence and other documents prepared and delivered by you or your counsel (including in each case any disbursements of your counsel relating to such preparation and delivery), (iii) the filing of notices of the offer and sale of the Shares by you and by dealers under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of your counsel relating to such filings), (iv) the filings and clearance with the NASD in connection with the offering and sale of the Shares (but excluding the fees, but not disbursements, of your counsel relating to such filings and clearance), (v) the approval for quotation of the Shares on the American Stock Exchange, Inc., (vi) furnishing such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto as may reasonably be requested for use in connection with the offering or sale of the Shares by you or by dealers to whom the Shares may be sold,
         (vii) obtaining the opinions to be provided pursuant to Sections 8(f), 8(g) and 8(h) of this Agreement, (viii) the fees and expenses of the Property Trustee, the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee (each as defined below), including the fees and disbursements of counsel for such trustees, (ix) the cost of qualifying the Shares with DTC and (x) the performance by the Offerors of all of their other obligations under this Agreement; if the sale of the Shares provided for herein is not consummated because you exercise their right to terminate this Agreement pursuant to Section 9 hereof and any of the following have occurred during the term of this Agreement: (a) there has been any material adverse change in the condition (financial or otherwise), earnings, affairs or business of the Company, or any event or events that could reasonably be expected to result in such a material adverse change or (b) the Offerors shall refuse or be unable to comply with any provision hereof (except as the result of a breach of this Agreement by you), the Offerors will promptly reimburse you upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of your counsel) that shall have been incurred by you in connection with the proposed purchase and sale of Shares;



                  (l) it will use all of the net proceeds received by it from the sale of the Shares being sold by the Trust in the manner specified in the Prospectus;



                  (m) if, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of this Agreement, it will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted;



                  (n) it will cause the Shares to be approved for quotation, subject to notice of issuance or sale, on the American Stock Exchange, Inc.; it will comply with all registration, filing and reporting requirements of the Exchange Act and American Stock Exchange, Inc. in connection with the sale of the Shares; and



                  (o) it will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         6.       Representations and Warranties.


                  (a) The Offerors, jointly and severally, represent and warrant to you as of the date hereof, the Closing Date and each Option Closing Date that:



                           (i) The Commission has not issued any order
                  preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or threatened any proceedings for that purpose. The Registration Statement, on the date it became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Offerors to you in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date conformed or will conform with the requirements of the Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations promulgated thereunder (the "Trust Indenture Regulations"). The Registration Statement, on the date it became or becomes effective, did not or will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Offerors to you in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to you furnished in writing to the Offerors by you or on your behalf with your consent expressly for use therein. The Offerors hereby acknowledge for all purposes under this Agreement that the written information furnished to the Offerors by you or on your behalf for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto ("Underwriter's Information") consists only of (A) the statements set forth under the caption "Underwriting" in the Prospectus Supplement, (B) the stabilization and passive market-making legends on the gate-fold of the Prospectus and (C) the last paragraph of text on the cover page of the Prospectus.


                           (ii) The documents incorporated or deemed to be
                  incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the Commission, will comply in all material respects with the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                           (iii) The Company has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, assets, prospects, net worth or results of operations of the Company (a "Material Adverse Effect," and, when used with respect to the Trust, "Material Adverse Effect" means any material adverse effect on the condition (financial or otherwise), business, assets, prospects, net worth or results of operations of the Trust). Other than ACMI Canada, Inc., a Colorado corporation ("ACMI Canada" or the "Subsidiary"), the Company has no subsidiaries and has never had a subsidiary. All of the issued and outstanding capital stock of ACMI Canada is owned directly by the Company. ACMI Canada does not now conduct, and never has conducted, any business and does not now own, and never has owned, any material assets. ACMI Canada has been duly incorporated and is a validly existing corporation in good standing under the laws of Colorado, with full corporate power and authority to own or lease its properties and assets and to conduct its business and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership or leasing of property requires such qualification.


                           (iv) The Trust has been duly created and is a validly
                  existing business trust in good standing under the laws of Delaware, with full power and authority to own or lease its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus, including, without limitation, to enter into this Agreement and the other agreements or instruments contemplated hereby, to issue and sell the Shares, to issue and sell the Common Securities and to otherwise consummate the transactions contemplated hereby. The Trust is a consolidated subsidiary of the Company and has no subsidiaries of its own. The Trust is not a party to or bound by any agreement or instrument other than this Agreement and the agreements and instruments contemplated by the Trust Agreement and this Agreement and described in the Registration Statement and the Prospectus. The Trust has no liabilities or obligations other than those arising out of the transactions contemplated by the Trust Agreement and this Agreement and described in the Registration Statement and the Prospectus. The Trust is not, and on the Closing Date will not be, to the knowledge of the Offerors, classified as an association taxable as a corporation for United States federal income tax purposes. The Trust is, and on the Closing Date will be, to the knowledge of the Offerors, classified as a grantor trust and not as a partnership or an association taxable as a corporation for United States federal income tax purposes.


                           (v) The capitalization of the Company is, and upon
                  consummation of the transactions contemplated hereby will be, as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, are fully paid and non-assessable and conform to the description thereof in the Registration Statement and the Prospectus and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth in the Registration Statement and the Prospectus with respect to the Option Plan and Directors' Plan (as defined in the Prospectus) and the 55,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), issuable upon the exercise of those certain warrants described in clause (ii) of footnote 2 under the caption "Capitalization" in the Prospectus (the "Warrants"), no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The description of the Option Plan, the Directors' Plan, the Warrant and the other options or rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, accurately and fairly presents the information required to be shown under the Act with respect to such options, warrants and rights.


                           (vi) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus, and except as described therein, (A) neither the Trust, the Company nor the Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, (B) neither the Trust, the Company nor the Subsidiary has purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise and (C) there has not been any material adverse change in the condition (financial or otherwise), business, affairs, prospects or results of operations of the Trust, the Company and the Subsidiary, taken as a whole, or any material change in the Trust's, the Company's or the Subsidiary's capital stock, short-term debt or long-term debt.

                           (vii) The Shares to be sold by the Trust pursuant to
                  this Agreement have been duly and validly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement. The shares of [_____] Cumulative Trust Common Securities having a Liquidation Amount of $10 per share (the "Common Securities") will be sold by the Trust to the Company, and when so sold, will have been duly and validly authorized and, when issued, delivered and paid for, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement. The Shares and the Common Securities conform to the descriptions thereof contained in the Registration Statement and the Prospectus.


                           (viii) Subject to the terms of the Trust Agreement,
                  holders of the Shares will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.


                           (ix) This Agreement has been duly authorized,
                  executed and delivered by the Trust and the Company and is a legal, valid and binding agreement of the Trust and the Company enforceable in accordance with its terms, except (i) as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles, and (ii) that rights to indemnity or contribution hereunder may be limited by Federal or state laws or the public policy underlying such laws.


                           (x) Each of the Administrative Trustees (as defined
                  below) of the Trust is an employee of the Company and has been authorized by the Company to execute and deliver the Amended and Restated Trust Agreement ( the "Trust Agreement") by and among the Company, as Depositor, Wilmington Trust Company ("WTC") as Delaware Trustee (the "Delaware Trustee"), WTC as Property Trustee (the "Property Trustee"), Jerome M. Lapin and
                  W. John Cash, as Administrative Trustees (the "Administrative Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Trust Agreement has been duly authorized by the Company, will be duly executed and delivered by the Company, as Depositor, and the Administrative Trustees on the Closing Date, and will be a legal, valid and binding agreement of the Company and the Administrative Trustees enforceable against each of them, in their capacities as Administrative Trustees and not in their individual capacities, in accordance with its terms, except
                  (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution thereunder may be limited by Federal or state securities laws or the public policy underlying such laws. The Trust Agreement conforms in all material respects with the description thereof and all statements relating thereto in the Registration Statement and the Prospectus and has been qualified under the Trust Indenture Act.

                           (xi) The Indenture ("Indenture") by and between the
                  Company and WTC, as Indenture Trustee (the "Indenture Trustee"), has been duly authorized by the Company, will be duly executed and delivered by the Company on the Closing Date, and will be the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except
                  (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution thereunder may be limited by Federal or state securities laws or the public policy underlying such laws. The Indenture conforms in all material respects with the description thereof and all statements relating thereto in the Registration Statement and the Prospectus and has been qualified under the Trust Indenture Act.


                           (xii) The Debentures have been duly authorized by the
                  Company, will be duly executed and delivered by the Company on the Closing Date, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Registration Statement and the Prospectus, will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution thereunder may be limited by Federal or state securities laws or the public policy underlying such laws, and will be entitled to the benefits of the Indenture. The Debentures conform in all material respects with the description thereof and all statements relating thereto in the Registration Statement and the Prospectus.


                           (xiii) The Guarantee Agreement (the "Guarantee
                  Agreement") by and between the Company and WTC, as Guarantee Trustee (the "Guarantee Trustee"), has been duly authorized by the Company, will be duly executed and delivered by the Company on the Closing Date, and will be the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution thereunder may be limited by Federal or state securities laws or the public policy underlying such laws. The Guarantee pursuant to the Guarantee Agreement and related documents conforms in all material respects with the description thereof and all statements relating thereto in the Registration Statement and the Prospectus and has been qualified under the Trust Indenture Act.

                           (xiv) The Expense Agreement (the "Expense Agreement")
                  by and between the Trust and the Company has been duly authorized by the Trust and the Company, will be duly executed and delivered by the Trust and the Company on the Closing Date, and will be the legal, valid and binding agreements of the Trust and the Company enforceable in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution thereunder, if any, may be limited by Federal or state securities laws or the public policy underlying such laws. The Expense Agreement conforms in all material respects with the description thereof and all statements relating thereto in the Registration Statement and the Prospectus.


                           (xv) Neither the Trust nor the Company is in
                  violation of its Certificate of Trust or Trust Agreement, or its Certificate of Incorporation or by-laws, respectively. Neither the Trust nor the Company is in violation of or in breach of or in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default in) the performance of any obligation, agreement or condition contained in any agreement, lease, contract, permit, license, franchise agreement, mortgage, loan agreement, debenture, note, deed of trust, bond, indenture or other evidence of indebtedness or any other instrument or obligation (collectively, "Obligations and Instruments") to which it is a party or by which it or any of its properties or assets are bound or affected (except for such contraventions or defaults as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Trust nor the Company is in violation of any statute, judgment, decree, order, rule or regulation (collectively, "Laws") applicable to it or any of its properties or assets that, alone or together with other violations of Laws, would result in a Material Adverse Effect. The Company has not been charged with and, to the best knowledge of the Offerors (it being understood that, for the purposes of this Agreement, the "knowledge" of the Offerors includes the actual knowledge of Jerome M. Lapin, W. John Cash, Randall J. Fagundo and Abbe M. Stutsman), is not under investigation with respect to any material violation of any such Laws. To the best knowledge of the Offerors, no other party under any contract or other agreement to which the Company is a party is in material default thereunder except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. Notwithstanding the foregoing, you acknowledge that you have been advised by the Company of an action commenced by one of the Company's competitors against Plush 4 Play, Inc. ("Plush"), attempting to prevent the Company from acquiring certain of Plush's assets (the "Plush Litigation"). The Company is not a party to the Plush Litigation.


                           (xvi) The execution, delivery and performance of this
                  Agreement and delivery of the Shares by the Trust and compliance by the Trust and the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and as described in the Registration Statement and the Prospectus will not, alone or upon notice or the passage of time or both (A) require any consent, approval, authorization or other order of, or filing with, any court, regulatory body, administrative agency or other governmental body or third party (except such as may be required under the Act and the securities or Blue Sky laws of the various states or by the NASD), (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Trust or the Company pursuant to the terms and provisions of any Obligation or Instrument,
                  (C) conflict with or constitute a breach or default under any Obligation or Instrument to which the Trust or the Company is a party or by which it or any of its properties or assets are bound (except for such conflicts, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect), or (D) assuming compliance with the Act and all applicable state securities or Blue Sky laws, violate or conflict with any Laws applicable to the Trust or the Company or any of its properties or assets (except for such violations or conflicts as could not, individually or in the aggregate, have a Material Adverse Effect).


                           (xvii) Except as set forth in the Registration
                  Statement and the Prospectus and other than the Plush Litigation, there is no action, suit, proceeding, inquiry or investigation, governmental or otherwise, before any court, arbitrator or governmental agency or body (collectively, "Proceedings") pending to which the Company is a party or to which any of its properties or assets are subject, that, if determined adversely to the Company, might, individually or in the aggregate, result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of any of the Shares to be sold hereunder or the consummation of the transactions described in the Registration Statement and the Prospectus and, to the best knowledge of Offerors after due inquiry of appropriate Company personnel, no such Proceedings are threatened. There is no contract, document, agreement or transaction to which the Trust or the Company is a party, or that (to the Offerors' knowledge) involved or involves the Trust or the Company or any of their properties or assets that is required to be described in or filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations that has not been so described or filed. No action has been taken with respect to the Offerors, and, to the best knowledge of the Offerors, no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Trust, the Company or the Subsidiary that might prevent the issuance of the Shares, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any Preliminary Prospectus or the Prospectus or suspend the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof. Every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

                           (xviii) The Company has not violated, and is not in
                  violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder or similar foreign laws, that, in each case or in the aggregate, might result in a Material Adverse Effect. None of the property leased by the Company is contaminated with any waste or hazardous substances (except that certain leased locations may contain asbestos or certain cleaning materials, the presence of which will not result in a Material Adverse Effect), nor may the Company be deemed an "owner or operator" of a "facility" or "vessel" that owns, possesses, transports, generates, discharges or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Response Compensation and Liability Act of 1980, U.S.C. Section 9601 et seq. (except that the Company disposes in the ordinary course of its business ordinary household products that may be classified as or contain "hazardous substances". The disposal of such products
                  (A) is in material compliance with all applicable laws as of the date hereof and (B) has not and will not result in a Material Adverse Effect).


                           (xix) The Trust and the Company have such permits,
                  licenses, franchises and authorizations of governmental or regulatory authorities or third parties ("Permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their properties and assets and to conduct their businesses, except where such failures to have any such Permit which would not, individually or in the aggregate, have a Material Adverse Effect. The Trust and the Company have fulfilled and performed all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit. Except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company.


                           (xx) Neither the Trust nor the Company is, or intends
                  to conduct its business in a manner in which it would become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

                           (xxi) Except as otherwise set forth in the
                  Prospectus, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable) to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company is a party are subsisting, valid and binding and no default of the Company or its affiliates or, to the best knowledge of the Offerors, any other person has occurred or is continuing thereunder that might result in a Material Adverse Effect. The Company enjoys peaceful and undisturbed possession under all such leases to which the Company is a party as lessee with such exceptions as do not materially interfere with the use made thereof by the Company.

                           (xxii) The Company maintains reasonably adequate
                  insurance for the conduct of its business in accordance with prudent business practices (and the insurance maintained by retailers generally) with reputable third-party insurers.

                           (xxiii) The Company is not in violation of any
                  foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees for any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA") or similar foreign laws, the violation of which in each case or in the aggregate would result in a Material Adverse Effect. No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) which in each case or in the aggregate would result in a Material Adverse Effect. The Company has not incurred any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended.


                           (xxiv) No labor dispute with the employees of the
                  Company exists, or to the best knowledge of the Offerors, is imminent, that could result in a Material Adverse Effect. The Company does not know of any existing or imminent labor disturbance by the employees of any of its principle suppliers, customers, manufacturers or contractors that could reasonably be expected to result in a Material Adverse Effect.


                           (xxv) To the best knowledge of the Offerors, KPMG
                  Peat Marwick is an independent public accounting firm with respect to the Company as required by the Act.

                           (xxvi) The financial statements of the Company,
                  together with related notes of the Company included in the Registration Statement and the Prospectus, are accurate and present fairly the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made and any unaudited financial statements have been prepared on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The summary and selected financial and operating data included in the Registration Statement and the Prospectus presents fairly the information shown therein and have been compiled on a basis consistent with the audited and any unaudited financial statements, as the case may be, included therein. The pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with GAAP and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, and has been properly compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                           (xxvii) No holder of any security of the Company has
                  any right to require inclusion of any such security in the Registration Statement. There are no preemptive rights with respect to the offering being made by the Prospectus.


                           (xxviii) The Trust, the Company and the Subsidiary
                  have filed or caused to be filed, or have properly filed extensions for, all foreign, federal, state and local income, value added and franchise tax returns and has paid all taxes and assessments shown thereon as due, except for such taxes and assessments as are disclosed or adequately reserved against and that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted. All material tax liabilities are adequately provided for on the books of the Company, and there is no material tax deficiency that has been or might be asserted against the Trust, the Company or the Subsidiary that is not so provided for. During the time the Company had elected to be treated as an "S" Corporation under the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable state law, the Company's election of such status was validly made, and at all times until October 12, 1995 the Company qualified continuously for treatment as an S Corporation under the Code.


                           (xxix) The Company owns or possesses, or can acquire
                  on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Patents and Proprietary Rights") currently employed by it in connection with the business it now operates except where the failure to so own, possess or acquire such Patents and Proprietary Rights would not have a Material Adverse Effect. The Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent or Proprietary Rights that, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, could result in a Material Adverse Effect.

                           (xxx) Neither the Trust nor the Company has taken or
                  will take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares.

                           (xxxi) Neither the Trust, the Company nor, to the
                  best knowledge of the Offerors, any employee or agent of the Trust or the Company has made any payment of funds of the Trust or the Company or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act) or of a character required by the Act to be disclosed in the Prospectus. Neither the Trust nor the Company has, at any time during the past five years, (1) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (2) made any unlawful payment to state, federal or foreign government officer or officers, or other person charged with similar public or quasi-public duty.

                           (xxxii) No transaction has occurred between or among
                  the Trust and the Company and any of the Trust's or the Company's officers, directors or trustees or any affiliate or affiliates of any such officer, director or trustee that is required to be described in and is not described in the Registration Statement and the Prospectus;


                           (xxxiii) The Company maintains a system of internal
                  accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,
                  (iii) access to assets is permitted only in accordance with management's authorization, and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences.


                           (xxxiv) There is no material contract, document,
                  agreement, transaction or relationship of a character required by the Act to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                           (xxxv) Other than as contemplated in this Agreement,
                  neither the Trust nor the Company has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           (xxxvi) The Company has been subject to the
                  requirements of Section 12 or 15(d) of the Exchange Act and, other than with respect to its Current Report on Form 8-K due within 15 days of the closing of the Suncoast Acquisition (as defined in the Prospectus) which was not timely filed, has filed in a timely manner all reports and other material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act since October 12, 1995 and, if the Company has used Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of any such report, that report or portion thereof has actually been filed within the time period prescribed by that rule. All such reports and other materials filed pursuant to the Exchange Act were, at the time of their filing, complete and accurate in all material respects.

                           (xxxvii) The Company has not, since the end of its
                  last fiscal year for which certified financial statements of the Company were included in a report filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act defaulted on any
                  (a) installment or installments of indebtedness for borrowed money or (b) rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company.


                  (b) Any certificate signed by any trustee of the Trust or officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty made by the Trust or the Company, as the case may be, to you as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.


         7.       Indemnification.


                  (a) The Offerors agree, jointly and severally, to indemnify and hold you harmless and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively you and each such person are sometimes referred to in this Section 7 as the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made or omitted in reliance upon and in conformity with any of the Underwriter's Information.


                  (b) In case any action shall be brought against any of the indemnified parties, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, and with respect to which indemnity may be sought against the Offerors, such indemnified parties shall promptly notify the Offerors in writing (but the failure so to notify shall not relieve the Offerors of any liability that they may otherwise have to such indemnified parties under this Section 7 (although the Offerors' liability to an indemnified party may be reduced on a monetary basis to the extent, but only to the extent, they have been prejudiced by such failure on the part of such indemnified party)), and the Offerors shall promptly assume the defense thereof, including the employment of counsel satisfactory to such indemnified party and payment of all fees and expenses. The indemnified parties shall each have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless
         (i) the employment of such counsel shall have been specifically authorized by the Offerors, (ii) the Offerors shall have failed to assume promptly the defense or to employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the Offerors, and an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to one or more of the indemnified parties that are different from or additional to those available to the Offerors (in which case the Offerors shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Offerors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed promptly as they are incurred). The Offerors shall not be liable for any settlement of any such action effected without their written consent, which consent shall not be unreasonably withheld, but if settled with the written consent of the Offerors, the Offerors agree to indemnify and hold harmless the indemnified parties from and against any and all loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after delivery by registered or certified mail to the proper address for notice to such indemnifying party of the aforesaid request (whether or not such delivery is accepted) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which release shall be in form and substance satisfactory to the indemnified party. The indemnification provided in this Section 7 will be in addition to any liability which the Offerors may otherwise have.

                  (c) You agree to indemnify and hold harmless each of the Offerors and its directors, officers or trustees who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity provided in Section 7(a) above from the Offerors to you, but only with reference to information stated in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus in reliance upon, and in conformity with, information relating to you furnished in writing to the Offerors by you or on your behalf with your consent expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. In case any action shall be brought against the Offerors, any of the Offerors' directors, any such officers or any person controlling the Offerors based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Offerors by Section 7(b) hereof (except that if the Offerors shall have assumed the defense thereof, you shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at your expense), and the Offerors, their directors, any such officers and any person controlling the Offerors shall have the rights and duties given to the "indemnified parties" by Section 7(b) hereof.



                  (d) The Company agrees to indemnify and hold harmless the Trust, its directors, officers or trustees who sign the Registration Statement and any person controlling the Trust within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity provided in Section 7(a) above from the Offerors to you.



                  (e) If the indemnification provided for in this Section 7 is for any reason unavailable to an indemnified party or insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and you on the other from the offering of the Shares or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and you on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Offerors on the one hand, and the total underwriting discounts and commissions received by you on the other, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Offerors and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Offerors or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



                  The Offerors and you agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount of underwriting commissions received by you in connection with the Shares underwritten by you and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.



         8. Conditions of the Obligations of the Underwriter. Your obligation to purchase and pay for the Firm Shares on the Closing Date and the Additional Shares on any Option Closing Date are subject to the fulfillment of each of the following conditions on or prior to the Closing Date and each Option Closing Date:


                  (a) All the representations and warranties of the Offerors contained in this Agreement and in any certificate delivered hereunder shall be true and correct in all material respects on the Closing Date and each Option Closing Date with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as applicable. The Offerors shall not have failed at or prior to the Closing Date or Option Closing Date, as applicable, to perform or comply in all respects with any of the agreements herein contained and required to be performed or complied with by the Offerors at or prior to the Closing Date.


                  (b) If the Registration Statement is not effective at the time of the execution and delivery of this Agreement, the Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 9:30 A.M., New York City time, on the date of this Agreement or such later time as you may approve in writing or, if the Registration Statement has been declared effective prior to the execution and delivery hereof in reliance on Rule 430A, the Prospectus shall have been filed as required by the Act, if necessary; and at the Closing Date and each applicable Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to your best knowledge or the best knowledge of the Offerors, threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with to your satisfaction; no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to your best knowledge or the best knowledge of the Offerors, threatened.


                  (c) The Shares shall have been qualified for sale (or exempt from qualification) under the Blue Sky laws of such states as shall have been specified by you.


                  (d) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by your counsel exercising reasonable judgment, and you shall not have advised the Offerors that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.



                  (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material change, or any material development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Company, whether or not arising in the ordinary course of business, that, in your judgment makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.



                  (f) You shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Cooley Godward LLP, counsel for the Company, in form and substance satisfactory to you and attached hereto as Exhibit A-1;


                  (g) you shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to you and attached hereto as Exhibit A-2;

                  (h) you shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Richards, Layton & Finger, P.A., special counsel for the Property Trustee, the Indenture Trustee and the Guarantee Trustee, in form and substance satisfactory to you and attached hereto as Exhibit A-3.

                  (i) You shall have received an opinion of Gibson, Dunn & Crutcher LLP, your counsel, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you and attached hereto as Exhibit A-4.



                  (j) You shall have received, in connection with the execution of this Agreement and on the Closing Date and each Option Closing Date, a "cold comfort" letter from KPMG Peat Marwick LLP, dated as of each such date in form and substance satisfactory to you with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.



                  (k) You shall have received, in connection with the execution of this Agreement and on the Closing Date and each Option Closing Date, a "cold comfort" letter from PricewaterhouseCoopers LLP, dated as of each such date in form and substance satisfactory to you with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, but only to the extent such financial statements and information pertain to the Suncoast Acquisition (as defined in the Prospectus) and the financial condition and operations of the entities which the Company acquired in the Suncoast Acquisition.



                  (l) You shall have received from the Company a certificate, signed by Jerome M. Lapin and W. John Cash in their capacities as the President and Chief Executive Officer and the Vice President, Chief Financial Officer and Treasurer of the Company, respectively, addressed to you and dated the Closing Date or Option Closing Date, as applicable, to the effect that:


                           (i) such officer does not know of any Proceedings
                  instituted, threatened or contemplated against the Company of a character required to be disclosed in the Prospectus that are not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;


                           (ii) such officer has carefully examined the
                  Registration Statement and the Prospectus and all amendments or supplements thereto and, in such officer's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred or information become known that should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;


                           (iii) the representations and warranties of the
                  Company set forth in Section 6 of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                           (iv) the Commission has not issued an order
                  preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective officers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.


                  The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts set forth in said certificate.



                  (m) You shall have received from the Trust a certificate, signed by each of the Administrative Trustees, addressed to you and dated the Closing Date or Option Closing Date, as applicable, to the effect that:


                           (i) such trustee does not know of any Proceedings
                  instituted, threatened or contemplated against the Trust of a character required to be disclosed in the Prospectus that are not so disclosed; such trustee does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;

                           (ii) such trustee has carefully examined the
                  Registration Statement and the Prospectus and all amendments or supplements thereto and, in such trustee's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and, in such trustee's opinion, since the effective date of the Registration Statement, no event has occurred or information become known that should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;

                           (iii) the representations and warranties of the Trust
                  set forth in Section 6 of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                           (iv) the Commission has not issued an order
                  preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective trustees, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                  The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Trust as to the facts set forth in said certificate.


                  (n) You and your counsel, Gibson, Dunn & Crutcher LLP, shall have received on or before the Closing Date or the Option Closing Date, as the case may be, such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Offerors as you and they shall have reasonably requested from the Offerors.


         9. Effective Date of Agreement, Termination and Defaults. This Agreement shall become effective upon, and shall not be deemed delivered until, the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.


         This Agreement may be terminated at any time prior to the Closing Date and any exercise of the option to purchase Additional Shares may be canceled at any time prior to any Option Closing Date by written notice by you to the Offerors if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Trust or the Company or the earnings, affairs, management or business of the Trust or the Company, or any event or events that could reasonably be expected to result in such a material adverse change (in any such case, whether or not arising in the ordinary course of business) that would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc., the Nasdaq SmallCap Market or the Nasdaq National Market System or limitation on prices for securities on either such exchange, the Nasdaq SmallCap Market or the Nasdaq National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Trust or the Company, (v) the declaration of a banking moratorium by either federal or New York, California, Illinois or Colorado state authorities, (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your opinion has a material adverse effect on the financial markets in the United States, (vii) there shall be any change in financial markets or in political, economic or financial conditions which, in your opinion, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially adversely affects the market for the Shares or (vii) any conditions to your obligations shall not have been fulfilled when and as required by this Agreement.



             If, on the Closing Date or on the Option Closing Date, as the case may be, you fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, in an amount that exceeds, in the aggregate, 10% of the total number of the Shares, this Agreement shall terminate without liability on the part of the Offerors, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve you from liability in respect of any default by you under this Agreement.



             The indemnity and contribution provisions and other agreements, representations and warranties of the Offerors and the Offerors' officers, directors and trustees set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by you or on your behalf or by or on behalf of the Offerors or the officers, directors or trustees of the Offerors or any controlling person of the Offerors, (ii) acceptance of the Shares and payment therefor hereunder or (iii) termination of this Agreement. Notwithstanding any termination of this Agreement, the Offerors shall be liable for and shall pay all expenses they have agreed to pay pursuant to Section 5(k).



             Except as otherwise provided, this Agreement has been and is made solely for the benefit of, and shall be binding upon, the Offerors, you, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from you merely because of such purchase.



         10. Effectiveness of Registration Statement. You and the Offerors will use their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.



         11. Miscellaneous. All communications hereunder will be in writing and, if sent to you will be mailed, delivered or telegraphed and confirmed to you at your corporate headquarters located at 77 West Wacker Drive, Chicago, Illinois 60601-1994, Attention: Syndicate Department, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los

Angeles, California 90071, Attention: Kenneth M. Doran, Esq.; and if sent to the Offerors will be mailed, delivered or telegraphed and confirmed to the Offerors at the Company's corporate headquarters with a copy to Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, Attention: James H. Carroll, Esq.


         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.


         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Offerors and you, as sole underwriter.


                            Very truly yours,

                            AMERICAN COIN MERCHANDISING, INC.



                            By:
                               --------------------------------------
                               Jerome M. Lapin
                               President and Chief Executive Officer



                             Very truly yours,

                             AMERICAN COIN MERCHANDISING TRUST I

                             By:  American Coin Merchandising, Inc., as
                                   Depositor


                                  By:
                                     ---------------------------------
                                     Jerome M. Lapin
                                     President and Chief Executive Officer



                  The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

EVEREN SECURITIES, INC.





By:
   ------------------------------
   Basil E. Horner
   Senior Managing Director